Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.dhcreit.com
Diversified Healthcare Trust Announces First Quarter 2020 Results
First Quarter Net Income Attributable to Common Shareholders of $0.04 Per Share
First Quarter Normalized FFO Attributable to Common Shareholders of $0.29 Per Share

Newton, MA (May 7, 2020):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended March 31, 2020.
“Our portfolio of high quality healthcare real estate performed slightly above our internal expectations for January and February before the COVID-19 pandemic began to disrupt our operator and tenants’ businesses in March. Despite the disruptions in the quarter, our Office Portfolio segment produced same-store cash basis NOI growth of 2.6%,” stated Jennifer Francis, President and Chief Operating Officer of Diversified Healthcare Trust. “We note, however, that market conditions resulting from the pandemic have led to declines in move-ins in our SHOP segment and, in combination with ongoing wage pressures across our SHOP portfolio, EBITDARM was down 14.3%.
As a result of the disruptions to our operator and tenants’ businesses and the uncertainty of the duration and severity of the COVID-19 pandemic, in April, our Board of Trustees declared a quarterly distribution of $0.01 per share to preserve approximately $33 million of capital per quarter. Combined with our previously announced $56 million in asset sales since our last earnings call and the deferral of up to $150 million of capital expenditures, our balance sheet remains well positioned to address near term capital obligations, with enough revolver capacity and cash on hand to cover both debt maturities and a number of planned capital projects through 2020.”
Results for the Quarter Ended March 31, 2020:
Net income attributable to common shareholders was $9.7 million, or $0.04 per share, for the quarter ended March 31, 2020 compared to net income attributable to common shareholders of $30.1 million, or $0.13 per share, for the quarter ended March 31, 2019. As previously announced, on January 1, 2020, DHC completed the restructuring of its business arrangements, or the Restructuring Transaction, with Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star. Pursuant to the Restructuring Transaction, effective January 1, 2020, the previously existing master leases and management and pooling agreements between DHC and Five Star were terminated and replaced with new management agreements, or the New Management Agreements, for all of DHC's senior living communities operated by Five Star. The change in net income attributable to common shareholders for the quarter ended March 31, 2020 compared to the quarter ended March 31, 2019 primarily resulted from:

•	losses on equity securities during the 2020 period compared to gains during the 2019 period;

•	increased impairment charges;

•	a gain on lease termination related to the Restructuring Transaction;

•	decreased acquisition and certain other transaction related costs; and

•	decreased normalized funds from operations, or Normalized FFO, attributable to common shareholders, as discussed below.
Normalized FFO attributable to common shareholders were $69.3 million and $88.2 million, or $0.29 and $0.37 per share, for the quarters ended March 31, 2020 and 2019, respectively. The change in Normalized FFO attributable to common shareholders for the quarter ended March 31, 2020 compared to the quarter ended March 31, 2019 primarily resulted from:

•
decreased rental income due to the conversion of DHC's previously existing leasing arrangements with Five Star to management arrangements as part of the Restructuring Transaction and the results from the converted managed communities for the 2020 period being less than DHC's rental income for these communities for the 2019 period, as well as DHC's dispositions since January 1, 2019;

•	decreased interest expense primarily due to lower weighted average debt balances and a lower average floating interest rate; and

•	decreased general and administrative expense primarily due to decreased base business management fee expense, primarily resulting from lower monthly average trading prices of DHC's common shares.
Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended March 31, 2020 and 2019 appear later in this press release.
Portfolio Operating Results:
Cash basis net operating income, or Cash Basis NOI, at properties owned, in service and operated by the same operator continuously since January 1, 2019, or same property, decreased 8.6% for the quarter ended March 31, 2020 compared to the 2019 period, primarily resulting from the conversion of DHC's previously existing leasing arrangements with Five Star to management arrangements as part of the Restructuring Transaction and the results from the converted managed communities for the 2020 period being less than DHC's rental income for these communities for the 2019 period.
For the quarter ended March 31, 2020, 52.5% of net operating income, or NOI, came from the 130 properties with 11.7 million leasable square feet in the Office Portfolio segment. Same property occupancy for this segment was 95.0% as of both March 31, 2020 and 2019. Same property Cash Basis NOI from this segment increased 2.6% for the quarter ended March 31, 2020 compared to the 2019 period, primarily resulting from higher average rents achieved through DHC's new and renewal leasing activities at certain of its medical office and life science properties .
For the quarter ended March 31, 2020, 38.2% of NOI came from the 244 senior living communities with 28,960 living units in the Senior Housing Operating Portfolio, or SHOP, segment. Occupancy for this segment was 82.7% for the quarter ended March 31, 2020 compared to 84.2% for the quarter ended March 31, 2019. Same property occupancy for this segment was 83.3% for the quarter ended March 31, 2020 compared to 85.0% for the quarter ended March 31, 2019. Same property average monthly rates for this segment were $4,547 for the quarter ended March 31, 2020 compared to $4,583 for the quarter ended March 31, 2019. Same property Cash Basis NOI from this segment decreased 21.6% for the quarter ended March 31, 2020 compared to the quarter ended March 31, 2019, primarily resulting from the conversion of DHC's previously existing leasing arrangements with Five Star to management arrangements as part of the Restructuring Transaction and the results from the converted managed communities for the 2020 period being less than DHC's rental income for these communities for the 2019 period, as well as increased community level operating expenses.

For the quarter ended March 31, 2020, 9.2% of NOI came from the 32 triple net leased senior living communities and 10 wellness centers comprising DHC's all other operations. The weighted average rent coverage for these properties decreased to 1.75x for the 12-month period ended December 31, 2019 compared to 1.88x for the 12-month period ended December 31, 2018(1). Same property Cash Basis NOI for the 32 triple net leased senior living communities and 10 wellness centers on a combined basis decreased 0.1% for the quarter ended March 31, 2020 compared to the quarter ended March 31, 2019.
Reconciliations of net income determined in accordance with GAAP to NOI and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI by operating segment for the quarters ended March 31, 2020 and 2019 appear later in this press release. Prior periods have been recast to reflect DHC's new reportable segments.
Disposition Activities:
Since January 1, 2020, DHC has sold 11 properties for an aggregate sales price of $64.6 million, excluding closing costs:

Date Sold	Location	Type of Property	Number of Properties	Gross Sales Price
January 2020	Various	Medical Office	6	$5,925,000
February 2020	Horsham, PA	Medical Office	1	2,900,000
March 2020	Austin, TX	Medical Office	1	8,779,000
April 2020	Various	Senior Living	3	47,000,000
			11	$64,604,000
As of May 6, 2020, DHC had 27 properties under agreements to sell for an aggregate sales price of approximately $164.0 million, excluding closing costs. These sales are subject to various conditions; as a result, these sales may not occur, they may be delayed or their terms may change.
Financing Activities:
In February 2020, DHC prepaid approximately $1.6 million of secured debt encumbering one of its life science properties with an annual interest rate of 6.25% and a maturity date in March 2026. DHC prepaid this secured debt using cash on hand and borrowings under its revolving credit facility.
In April 2020, DHC redeemed all of its outstanding 6.75% senior notes due 2020 for a redemption price equal to the principal amount of $200.0 million plus accrued and unpaid interest of $6.8 million, using cash on hand and borrowings under its revolving credit facility.
In May 2020, DHC prepaid approximately $1.2 million of secured debt encumbering one of its medical office properties with an annual interest rate of 7.49% and a maturity date in January 2022. DHC prepaid this secured debt using cash on hand and borrowings under its revolving credit facility.
Leasing Activities:
During the quarter ended March 31, 2020, DHC entered into new and renewal leases for an aggregate of 302,236 rentable square feet at weighted average rents that were 16.2% above prior rents for the same space. The weighted (by annualized rental income) average lease term for these leases was 7.7 years and leasing concessions and capital commitments were $7.2 million, or $3.07 per square foot per lease year of the lease term on average (weighted by annualized rental income).

______________________________________________________________________________________________________________________
(1) DHC reports rent coverage one quarter in arrears because operating results from tenants are usually provided to DHC three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities is provided by tenants and excludes data for periods prior to DHC's ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented. DHC has not independently verified this information.

Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's first quarter 2020 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, May 14, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10141386.
A live audio webcast of the conference call will also be available in a listen-only mode on DHC’s website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC’s website about five minutes before the call. The archived webcast will be available for replay on DHC’s website following the call for about one week. The transcription, recording and retransmission in any way of DHC’s first quarter conference call are strictly prohibited without the prior written consent of DHC.
Supplemental Data:
A copy of DHC’s First Quarter 2020 Supplemental Operating and Financial Data is available for download at DHC’s website, www.dhcreit.com. DHC’s website is not incorporated as part of this press release.
DHC is a real estate investment trust, or REIT, that owns medical office and life science properties, senior living communities and wellness centers throughout the United States. DHC is managed by the operating subsidiary of The RMR Group Inc., an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:
DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI and earnings before interest, taxes, depreciation, amortization, rent and management fees, or EBITDARM, for the three months ended March 31, 2020 and 2019. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in DHC's condensed consolidated statements of income. DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC’s operating results and financial condition, and for an explanation of DHC’s calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI and EBITDARM and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Rental income	$110,498	$158,241
Residents fees and services	331,969	108,045
Total revenues	442,467	266,286

Expenses:
Property operating expenses	316,585	117,222
Depreciation and amortization	68,430	72,230
General and administrative	8,832	9,816
Acquisition and certain other transaction related costs	663	7,814
Impairment of assets	11,234	6,206
Total expenses	405,744	213,288

Gain (loss) on sale of properties	2,782	(122)
Dividend income	—	923
Gains and losses on equity securities, net	(9,943)	22,932
Interest and other income	138	114
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $1,509 and $1,652, respectively)	(41,650)	(45,611)
Gain on lease termination	22,896	—
Loss on early extinguishment of debt	(246)	—
Income from continuing operations before income tax expense and equity in earnings of an investee	10,700	31,234
Income tax expense	443	(134)
Equity in earnings of an investee	—	404
Net income	11,143	31,504
Net income attributable to noncontrolling interest	(1,408)	(1,422)
Net income attributable to common shareholders	$9,735	$30,082

Weighted average common shares outstanding (basic)	237,669	237,568
Weighted average common shares outstanding (diluted)	237,669	237,600

Per common share amounts (basic and diluted):
Net income attributable to common shareholders	$0.04	$0.13

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended March 31,
	2020	2019
Net income attributable to common shareholders	$9,735	$30,082
Depreciation and amortization	68,430	72,230
(Gain) loss on sale of properties	(2,782)	122
Impairment of assets	11,234	6,206
Gains and losses on equity securities, net	9,943	(22,932)
FFO adjustments attributable to noncontrolling interest	(5,275)	(5,297)
FFO attributable to common shareholders	91,285	80,411

Acquisition and certain other transaction related costs	663	7,814
Gain on lease termination	(22,896)	—
Loss on early extinguishment of debt	246	—
Normalized FFO attributable to common shareholders	$69,298	$88,225

Weighted average common shares outstanding (basic)	237,669	237,568
Weighted average common shares outstanding (diluted)	237,669	237,600

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.04	$0.13
FFO attributable to common shareholders	$0.38	$0.34
Normalized FFO attributable to common shareholders	$0.29	$0.37
Distributions declared	$0.15	$0.39
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, loss on impairment of real estate assets and gains or losses on equity securities, net, if any, plus real estate depreciation and amortization and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of DHC’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC’s qualification for taxation as a REIT, limitations in DHC’s revolving credit facility and term loan agreements and DHC’s public debt covenants, the availability to DHC of debt and equity capital, DHC’s expectation of its future capital requirements and operating performance, and DHC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$110,498	$158,241
Residents fees and services	331,969	108,045
Total revenues	442,467	266,286
Property operating expenses	(316,585)	(117,222)
NOI	125,882	149,064
Non-cash straight line rent adjustments	(1,153)	(1,934)
Lease value amortization	(1,873)	(1,525)
Non-cash amortization included in property operating expenses	(199)	(199)
Cash Basis NOI	$122,657	$145,406

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$11,143	$31,504
Equity in earnings of an investee	—	(404)
Income tax expense	(443)	134
Loss on early extinguishment of debt	246	—
Gain on lease termination	(22,896)	—
Interest expense	41,650	45,611
Interest and other income	(138)	(114)
Losses (gains) on equity securities, net	9,943	(22,932)
Dividend income	—	(923)
(Gain) loss on sale of properties	(2,782)	122
Impairment of assets	11,234	6,206
Acquisition and certain other transaction related costs	663	7,814
General and administrative	8,832	9,816
Depreciation and amortization	68,430	72,230
NOI	125,882	149,064

Non-cash straight line rent adjustments	(1,153)	(1,934)
Lease value amortization	(1,873)	(1,525)
Non-cash amortization included in property operating expenses	(199)	(199)
Cash Basis NOI	$122,657	$145,406

(1)
The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to DHC’s property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above and same property NOI and same property Cash Basis NOI as shown below. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended March 31, 2020				For the Three Months Ended March 31, 2019
Calculation of NOI and Cash Basis NOI:	Office Portfolio	SHOP	Non-Segment (2)	Total	Office Portfolio	SHOP	Non-Segment (2)	Total
Rental income / residents fees and services	$98,770	$331,969	$11,728	$442,467	$103,221	$147,358	$15,707	$266,286
Property operating expenses	(32,706)	(283,879)	—	(316,585)	(32,177)	(85,045)	—	(117,222)
NOI	$66,064	$48,090	$11,728	$125,882	$71,044	$62,313	$15,707	$149,064
NOI change	(7.0)%	(22.8)%	(25.3)%	(15.6)%

NOI	$66,064	$48,090	$11,728	$125,882	$71,044	$62,313	$15,707	$149,064
Less:
Non-cash straight line rent adjustments	1,074	—	79	1,153	1,806	—	128	1,934
Lease value amortization	1,818	—	55	1,873	1,470	—	55	1,525
Non-cash amortization included in property operating expenses	199	—	—	199	199	—	—	199
Cash Basis NOI	$62,973	$48,090	$11,594	$122,657	$67,569	$62,313	$15,524	$145,406
Cash Basis NOI change	(6.8)%	(22.8)%	(25.3)%	(15.6)%

Reconciliation of NOI to Same Property NOI:
NOI	$66,064	$48,090	$11,728	$125,882	$71,044	$62,313	$15,707	$149,064
Less:
NOI not included in same property	1,689	2,060	960	4,709	7,192	3,638	4,900	15,730
Same property NOI (3)	$64,375	$46,030	$10,768	$121,173	$63,852	$58,675	$10,807	$133,334
Same property NOI change	0.8%	(21.6)%	(0.4)%	(9.1)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (3)	$64,375	$46,030	$10,768	$121,173	$63,852	$58,675	$10,807	$133,334
Less:
Non-cash straight line rent adjustments	850	—	95	945	2,042	—	125	2,167
Lease value amortization	1,782	—	55	1,837	1,620	—	55	1,675
Non-cash amortization included in property operating expenses	184	—	—	184	174	—	—	174
Same property cash basis NOI (3)	$61,559	$46,030	$10,618	$118,207	$60,016	$58,675	$10,627	$129,318
Same property cash basis NOI change	2.6%	(21.6)%	(0.1)%	(8.6)%

(1)
See page 7 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.

(2)	Consists of the operating results of triple net leased senior living communities that are leased to third party operators other than Five Star and wellness centers.

(3)
Consists of properties owned, in service and operated by the same operator continuously since January 1, 2019, including DHC's life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excluding properties classified as held for sale or in redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	March 31, 2020	December 31, 2019
Assets
Real estate properties	$7,434,672	$7,461,586
Accumulated depreciation	(1,612,328)	(1,570,801)
Total real estate properties, net	5,822,344	5,890,785

Assets of properties held for sale	244,881	209,570
Cash and cash equivalents	69,545	37,357
Restricted cash	15,691	14,867
Acquired real estate leases and other intangible assets, net	323,134	337,875
Other assets, net	228,128	163,372
Total assets	$6,703,723	$6,653,826

Liabilities and Equity
Unsecured revolving credit facility	$585,000	$537,500
Unsecured term loans, net	449,035	448,741
Senior unsecured notes, net	1,821,560	1,820,681
Secured debt and capital leases, net	693,961	694,739
Liabilities of properties held for sale	8,218	6,758
Accrued interest	29,236	24,060
Assumed real estate lease obligations, net	74,430	76,705
Other liabilities	255,114	167,592
Total liabilities	3,916,554	3,776,776

Total equity	2,787,169	2,877,050
Total liabilities and equity	$6,703,723	$6,653,826

DIVERSIFIED HEALTHCARE TRUST
SHOP SEGMENT - CALCULATION AND RECONCILIATION OF PRO FORMA EBITDARM (1)
(amounts in thousands)
(unaudited)

		Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
		SHOP	SHOP	Restructuring Transaction		Pro Forma

Revenues:
	Rental income	$—	$39,313	$(39,313)	(2)	$—
	Residents fees and services	331,969	108,045	245,684	(2)	353,729
	Total revenues	331,969	147,358	206,371		353,729

	Expenses:
	Property operating expenses	283,879	85,045	210,891	(2) (3)	295,936
	Depreciation and amortization	33,042	30,953	—		30,953
	Impairment of assets	5,016	6,206	—		6,206
	Total expenses	321,937	122,204	210,891		333,095

	Interest expense	(564)	(994)	—		(994)
	Net income	9,468	$24,160	$(4,520)		19,640
Add (less):	Interest expense	564				994
	Depreciation and amortization	33,042				30,953
	Impairment of assets	5,016				6,206
	Management fees	16,598				17,686
	EBITDARM	$64,688				$75,479
	EBITDARM % Change	(14.3)%

(1)
DHC's SHOP segment includes both communities leased to Five Star and operated for its account under management agreements with Five Star as of and during the three months ended March 31, 2019. Pursuant to the Restructuring Transaction, DHC's previously existing master leases and management and pooling agreements with Five Star were terminated and replaced with the New Management Agreements as of January 1, 2020. Under the New Management Agreements, management fees are 5% of resident fees and services revenues. DHC believes pro forma EBITDARM is a meaningful transitional supplemental performance measure as it presents historical community level operating results regardless of the form of contractual arrangements and removes the impact of changes in the agreements (rents and management fees) between DHC and Five Star during the periods presented. The table above presents pro forma resident fees and services and pro forma EBITDARM as if the communities had been managed for DHC's account throughout all periods presented to assist in understanding community level operating results and a reconciliation of those amounts to amounts determined in accordance with GAAP. Other real estate companies and REITs may calculate EBITDARM differently than DHC does.

(2)
Adjustments reflect property level residents fees and services and property operating expenses and exclude rental income for the previously leased senior living communities for the three months ended March 31, 2019.

(3)
For the three months ended March 31, 2019, adjustments to property operating expenses also include adjustments to reflect management fees equal to 5% of gross revenues pursuant to the New Management Agreements and a consistent allocation of costs for all communities.

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements.  These forward-looking statements are based upon DHC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC’s control. For example,

•
Ms. Francis's statement regarding DHC's same store cash basis NOI growth in its Office Portfolio segment for the 2020 first quarter may imply that DHC’s Office Portfolio segment may experience continued same store cash basis NOI growth. However, several of DHC’s tenants have requested rent relief. Further, the impact of the COVID-19 pandemic and current economic conditions may negatively impact DHC’s business. As a result, DHC’s same store cash basis NOI in its Office Portfolio segment may not grow in future periods and could decline,

•
Ms. Francis states that DHC’s balance sheet remains well positioned to address near term capital obligations by reference to the recent actions DHC has taken as well as the capacity under its revolving credit facility and its cash on hand. However, if the COVID-19 pandemic and resulting economic downturn continue for a sustained period or worsen, DHC’s results of operations and liquidity would likely be significantly negatively impacted. In addition, the capital expenditures deferred may become necessary at an earlier date than currently expected. Further, DHC may not resume paying regular quarterly distributions at or near historic levels in the near future, or otherwise increase or maintain the current level of distributions, and the reduced distribution rate may extend for an indefinite period because of changes in DHC's earnings, liquidity, financial leverage or other circumstances. Additionally, DHC’s ability to borrow under its revolving credit facility is subject to it satisfying financial and other covenants, and if it defaults under its revolving credit facility or other debt obligations, it may be required to repay its outstanding borrowings and other debt,

•
Ms. Francis’s statement that DHC’s Board of Trustees declared a quarterly distribution of $0.01 per share to preserve approximately $33 million of capital per quarter may imply that DHC will be able to continue to pay a quarterly distribution or that such distribution may increase in the future. DHC’s distribution rates are set and reset from time to time by DHC’s Board of Trustees. DHC’s Board of Trustees considers many factors when setting distribution rates, including DHC’s historical and projected net income, Normalized FFO, DHC’s then current and expected needs and availability of cash to pay its obligations, distributions which DHC may be required to pay to maintain its qualification for taxation as a REIT and other factors deemed relevant by DHC’s Board of Trustees in its discretion. Further, DHC’s projected cash available for distribution may change and may vary from its expectations. Accordingly, future distributions to DHC’s shareholders may be increased or decreased and DHC cannot be sure as to the rate at which future distributions will be paid,

•
DHC has classified certain properties as held for sale as of March 31, 2020. This may imply that all of the properties that DHC has classified as held for sale will be sold; however, any such sales may not occur and DHC may incur losses with respect to such sales of those properties, and

•
As of May 6, 2020, DHC had 27 properties under agreements to sell for an aggregate sales price of approximately $164.0 million, excluding closing costs. This may imply that DHC will sell the properties under agreement and receive proceeds from those sales equal to or greater than the expected amounts. However, DHC may not complete the sales of any or all of the properties it currently plans to sell. Also, DHC may sell some or all of these properties at amounts that are less than currently expected and/or less than the carrying values of such properties and DHC may incur losses on any such sales as a result.

The information contained in DHC’s filings with the SEC, including under “Risk Factors” in DHC’s periodic reports, or incorporated therein, identifies important factors that could cause DHC’s actual results to differ materially from those stated in or implied by DHC’s forward-looking statements. DHC’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
(END)